Exhibit 99.1

            IDT Reports Fiscal Q4 2005 and Fiscal Year 2005 Results;
           Includes Revenue Growth of 13 Percent for the Fiscal Year;
Fiscal Year Non-GAAP EPS of $0.33, GAAP EPS of $0.12 on Revenues of $391 Million

     SANTA CLARA, Calif.--(BUSINESS WIRE)--May 3, 2005--IDT(TM) (Integrated Device Technology, Inc.) (Nasdaq:IDTI), a leading communications IC company, today announced its results for the fourth fiscal quarter and full fiscal year ended April 3, 2005. The results announced were in line with the Company's projections, and represented significant revenue and earnings per share growth on a year-to-year basis. The following outlines the Company's financial performance on a GAAP and Non-GAAP basis:

     -- Revenues for the fourth fiscal quarter were $97 million, an increase of just over 1 percent compared to the third quarter of fiscal 2005 and an increase of 3 percent from the fourth quarter of fiscal 2004.

     -- Revenues for fiscal year 2005 were $391 million, an increase of 13 percent compared to the previous fiscal year.

     -- Non-GAAP net income for the fourth quarter of fiscal 2005 was $7 million, or $0.07 per diluted share, compared to net income of $6 million, or $0.06 per diluted share, in the third quarter of fiscal 2005 and net income of $9 million, or $0.08 per diluted share, for the same quarter one year ago.

     -- Non-GAAP net income for the full fiscal year 2005 was $35 million, or $0.33 per share, compared to net income of $7 million, or $0.07 per share, during the previous fiscal year.

     -- GAAP net income for the fourth quarter of fiscal 2005 was $6 million, or $0.06 per diluted share, compared to net income of $3 million, or $0.03 per diluted share, for the third quarter of fiscal 2005. GAAP net income for the fourth quarter of fiscal 2004 was $8 million, or $0.07 per diluted share.

     -- GAAP net income for full fiscal year 2005 was $13 million, or $0.12 per share, compared to net income of $6 million, or $0.06 per share, during the previous fiscal year.

     -- GAAP net income includes certain costs, charges and gains in accordance with GAAP. For example, the fourth quarter of fiscal 2005 GAAP results include a $6 million tax refund and a $2 million net tax benefit relating both to the partial settlement of an ongoing US tax audit and adjustments associated with the Company's decision to close its Manila facilities. For a complete reconciliation of GAAP to Non-GAAP results see the attached tables.

     "We are pleased with our fiscal year end results and are encouraged by a resumption of growth in the March quarter," said Greg Lang, president and CEO of IDT. "We view this improvement as a positive indicator that inventory correction issues are largely behind us."

     Continuation of Profitability Measures

     During the past 3 months, the Company has disclosed details of its financial restructuring efforts to further improve profitability. In January, the Company announced a reduction in force, consolidation of certain functions, and the consolidation of California operations into a new San Jose campus. In April, the Company announced the pending closure of its assembly and test facility in Manila, the Philippines, which when completed will result in a reduction in force of approximately 750 employees. The test and finish work currently performed at the Manila facility will be transferred to the Company's assembly and test facility in Penang, Malaysia at or around June 2005. Certain assembly functions will be transferred to third party sub-contractors, planned for the end of September 2005. These actions are a result of the Company's continued focus on improving profitability by fully utilizing its existing resources. In time, the combined effects of all these measures are projected to save approximately $5 to $6 million per quarter through the Company's P&L.
     "We are committed to continue strengthening our financial performance in fiscal 2006," added Lang. "We believe we can achieve stronger results through the combination of our restructuring efforts and the anticipated revenue growth resulting from our investments in leading-edge products."

     Webcast and Conference Call Information

     Investors can listen to a live or replay Webcast of the Company's quarterly financial conference call at www.IDT.com. The live Webcast begins at 1:30 p.m. PDT on Tuesday, May 3, 2005. The Webcast replay will be available after 5 p.m. PDT on May 3 through May 25, 2005. A taped telephone replay of the conference call will be available on May 3, 2005 beginning at 5 p.m. PDT by calling (800) 475-6701 or (320) 365-3844 and will be accessible until 11:59 p.m. PDT on May 8, 2005. The access code is 776488.

     Investor Information

     IDT stock is traded on the Nasdaq Stock Market(R) under the symbol "IDTI." The Company is included in the S&P 1000, which is a combination of the S&P MidCap 400 and S&P SmallCap 600 Indices, and is also part of the S&P SuperComposite 1500, which combines the S&P 500, MidCap 400, and SmallCap 600. Additional information about IDT is accessible at www.IDT.com.

     About IDT

     IDT is a global leader in preemptive semiconductor solutions that accelerate packet processing for advanced network services. IDT serves communications equipment vendors by applying its advanced hardware and software technologies to create flexible, highly integrated solutions that enhance the functionality and processing of network equipment. IDT accelerates intelligent packet processing with products such as switching solutions, network search engines (NSEs), programmable content inspection engines (CIEs), flow-control management (FCM) ICs and its family of Interprise(TM) integrated communications processors. The portfolio also comprises products optimized for communications applications, including telecom products, FIFOs, multi-ports, and timing solutions. In addition, the product mix includes high-performance digital logic and high-speed SRAMs to meet the requirements of leading communications companies.
     Currently headquartered in Santa Clara, Calif., the Company employs approximately 3,000 people worldwide and has a wafer manufacturing facility in Oregon, and test and assembly facilities in the Philippines and Malaysia. Additional information about IDT is accessible at www.IDT.com.

     Investors are cautioned that forward-looking statements in this release involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and supply of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company's Securities and Exchange Commission filings. We urge investors to review in detail the risks and uncertainties in the Company's Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the year ended March 28, 2004, and the Quarterly Report on Form 10-Q for the quarter ended January 2, 2005.

     IDT and the IDT logo are trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.


                  INTEGRATED DEVICE TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)

(In thousands, except per share data)

                          Three Months Ended         Years Ended
----------------------------------------------------------------------
                       Apr. 3   Jan. 2    Mar. 28,  Apr. 3    Mar. 28,
                        2005     2005       2004      2005      2004
                      -------- --------  --------  --------- ---------

Revenues              $97,004  $95,658   $94,521   $390,640  $345,443

Cost of revenues       47,321   49,833    48,065    193,762   184,615

Restructuring
 charges, asset
 impairment and
 other                  2,961      213        --      1,380        --
                      -------- --------  --------  --------- ---------

Gross profit           46,722   45,612    46,456    195,498   160,828
                      -------- --------  --------  --------- ---------

Operating expenses:

  Research and
   development         25,914   26,365    23,846    103,729    98,535

  Selling, general
   and administrative  20,537   18,291    17,876     76,016    72,409

  Acquired in-process
   research and
   development             65       29        --      1,830       264
                      -------- --------  --------  --------- ---------

Total operating
 expenses              46,516   44,685    41,722    181,575   171,208
                      -------- --------  --------  --------- ---------

Operating income
 (loss)                   206      927     4,734     13,923   (10,380)

Interest expense          (16)     (13)      (65)      (102)     (344)

Gain (loss) on equity
 investments               --       --        --    (12,831)    3,151

Interest income and
 other, net             3,377    3,657     3,545     12,363    13,698
                      -------- --------  --------  --------- ---------

Income before income
 taxes                  3,567    4,571     8,214     13,353     6,125

Provision (benefit)
 for income taxes      (2,612)   1,223       556         20      (271)
                      -------- --------  --------  --------- ---------

Net income             $6,179   $3,348    $7,658    $13,333    $6,396
                      ======== ========  ========  ========= =========


Net income per share:

Basic                   $0.06    $0.03     $0.07      $0.13     $0.06

Diluted                 $0.06    $0.03     $0.07      $0.12     $0.06

Weighted average
 shares:

Basic                 105,325  105,806   105,432    105,825   104,607

Diluted               107,190  107,444   111,434    108,204   108,526






                  INTEGRATED DEVICE TECHNOLOGY, INC.
                         NON-GAAP ADJUSTMENTS
                              (Unaudited)

(In thousands)

                            Three Months Ended      Years Ended
----------------------------------------------------------------------
                      Apr. 3   Jan. 2,  Mar. 28,   Apr. 3    Mar. 28,
                        2005     2005     2004       2005      2004
                      -------- -------- ---------  --------- ---------


Net income             $6,179   $3,348    $7,658    $13,333    $6,396
                      -------- -------- ---------  --------- ---------

Non-GAAP adjustments:

Cost of goods sold:

 Restructuring charges
  (1)                   3,208      322        --      3,555        15

 Asset impairment (2)    (610)    (109)       --     (2,513)       --

 Plant closure costs
 (2)                       20       33       219        292     1,050

 Amortization and
  impairment of
  acquisition-related
  intangibles (3)       2,131    1,626       573      6,084     1,767

 Sales tax refund (5)  (4,175)                       (4,175)       --

 Patent settlement         --       --       334        (18)      334

Operating expenses:

 Acquired IPR&D (3)        65       29        --      1,830       264

 Plant closure costs
  (2)                      --                 --         --        36

 Restructuring charges
  (1)                   3,490       98         2      4,240     1,522

 Amortization of
  acquisition-related
  intangibles (3)         429      421       518      1,752     1,971

 Acquisition related
  costs (4)               463      507        --      2,056        --

 Sales tax refund (5)  (1,442)      --        --     (1,442)       --

(Gain) loss on equity
 investments (6)           --       --        --     12,831    (3,151)

Other income (7)           --       --        --         --      (794)

Taxes (7)              (2,341)     (21)       --     (2,372)   (2,038)
                      -------- -------- ---------  --------- ---------

Total Non-GAAP
 adjustments            1,238    2,906     1,646     22,120       976
                      -------- -------- ---------  --------- ---------

Non-GAAP net income    $7,417   $6,254    $9,304    $35,453    $7,372
                      ======== ======== =========  ========= =========



(1) Consists of costs for restructuring actions announced in fiscal years 2004-2005, primarily related to severance.

(2) Consists of costs associated with the closure of our Salinas plant and gains realized on the sale of related assets which were previously impaired.

(3) Consists of costs related to our acquisition of Zettacom in Q1 2005, TCAM3 acquisition from IBM in Q2 2004 and acquisitions of Newave and Solidum in Q1 2002 and Q3 2003, respectively. Newave-related costs include stock-based compensation and amortization of intangible assets. Zettacom, TCAM3 and Solidum-related costs include only amortization of intangible assets.

(4) Consists primarily of transitional costs incurred in connection with the acquisition of Zettacom, such as retention earned by former Zettacom employees, rent payments for the former Zettacom facility, and transitional services provided.

(5) Consists of a sales tax refund received in Q4 2005 related to the Manufacturers Investment Credit.

(6) Consists of an impairment charge in Q1 2005 related to our investment in NetLogic and a gain on the sale of our investment in PMC Sierra in Q2 2004.

(7) Q405 consists of the net reversal of tax reserves as a result of a settlement with the IRS and tax affects of the Manila plant closure announcement. Q1-Q2 2004 represent federal and state tax refunds received for tax years prior to 1996 plus interest.



                  INTEGRATED DEVICE TECHNOLOGY, INC.
                   NON-GAAP STATEMENTS OF OPERATIONS
                              (Unaudited)


(In thousands, except per share data)

                        Three Months Ended            Years Ended
----------------------------------------------------------------------
                      Apr. 3   Jan. 2   Mar. 28,   Apr. 3    Mar. 28,
                        2005     2005     2004       2005      2004
                      -------- -------- --------  --------- ---------

Revenues              $97,004  $95,658   $94,521   $390,640  $345,443

Cost of revenues       49,708   48,174    46,939    191,917   181,449
                      -------- --------   -------- --------- ---------


Gross profit           47,296   47,484    47,582    198,723   163,994
                      -------- --------   -------- --------- ---------

Operating expenses:

  Research and
   development         25,281   25,596    23,485    100,602    96,548

  Selling, general
   and administrative  18,230   18,034    17,717     72,537    70,867
                      -------- --------   -------- --------- ---------


Total operating
 expenses              43,511   43,630    41,202    173,139   167,415
                      -------- --------   -------- --------- ---------

Operating income
 (loss)                 3,785    3,854     6,380     25,584    (3,421)

Interest expense          (16)     (13)      (65)      (102)     (344)

Interest income and
 other, net             3,376    3,657     3,545     12,362    12,904
                      -------- --------   -------- --------- ---------

Income before income
 taxes                  7,145    7,498     9,860     37,844     9,139

Provision for income
 taxes                   (272)   1,244       556      2,391     1,767
                      -------- --------   -------- --------- ---------

Net income            $ 7,417  $ 6,254   $ 9,304   $ 35,453  $  7,372
                      ======== ========   ======== ========= =========


Net income per share:

Diluted               $  0.07  $  0.06   $  0.08   $   0.33  $   0.07

Weighted average
 shares:

Diluted               107,190  107,444   111,434    108,204   108,526


 Non-GAAP results exclude acquisition-related charges and other expenses and benefits that management believes are not directly related to our ongoing operations. These non-GAAP results are consistent with another way management internally analyzes IDT's results and may be useful; however, non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.




                  INTEGRATED DEVICE TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)

                                                Apr. 3       Mar. 28,
(In thousands)                                   2005         2004
----------------------------------------------------------------------

ASSETS

Current assets:

Cash and cash equivalents                       $188,761    $207,060
Short-term investments                           392,472     401,154

Accounts receivable, net                          52,948      53,091

Inventories                                       37,331      32,745

Prepaids and other current assets                 11,292      12,101
                                                ---------   ----------

Total current assets                             682,804     706,151

Property, plant and equipment, net               124,570     108,424

Goodwill and other intangibles                    85,335      52,784

Other assets                                       9,431      38,194
                                                ---------   ----------

TOTAL ASSETS                                    $902,140    $905,553
                                                =========   ==========



LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable                                $ 18,726    $ 20,190

Accrued compensation and related expenses         15,293      11,560

Deferred income on shipments to distributors      19,478      21,411

Income taxes payable                              25,722      33,267

Other accrued liabilities                         20,206      19,250
                                                ---------   ----------

Total current liabilities                         99,425     105,678


Long term liabilities                             15,599      15,651
                                                ---------   ----------

Total liabilities                                115,024     121,329


Stockholders' equity                             787,116     784,224
                                                ---------   ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $902,140    $905,553
                                                =========   ==========


     CONTACT: IDT
              Dawn Morse, 408-654-6515 (Investor Relations) dawn.morse@idt.com
              Phil Bourekas, 408-727-6116 (Worldwide Marketing) phil.bourekas@idt.com
               or
              Porter Novelli
              Brad Langley, 408-369-1500
              brad.langley@porternovelli.com